Exhibit 10.91

SECOND AMENDED AND RESTATED INDENTURE

between

COMSTOCK HOMEBUILDING COMPANIES, INC.

and

COMSTOCK ASSET MANAGEMENT, L.C.,

as Trustee

Dated as of February 12, 2010

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

SCHEDULE AND EXHIBITS

Exhibit A	-	Form of Senior Note
Exhibit B	-	Form of Officers’ Certificate (Compliance)

Schedule A	-	Determination of LIBOR

-iv-

SECOND AMENDED AND RESTATED INDENTURE

This SECOND AMENDED AND RESTATED INDENTURE, dated as of February 12, 2010, is between Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”), and Comstock Asset Management, L.C., as Trustee (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have executed and delivered the Amended and Restated Supplement to Indenture dated as of March 14, 2008 (as so supplemented and amended, the “Original Indenture”), pursuant to which the Company’s Senior Notes due 2017 (the “Original Notes”) were issued;

WHEREAS, Stonehenge Funding, LC, the beneficial holder of the Original Notes, has consented to the amendments to the Original Indenture and the Original Notes contained herein, subject to the terms and provisions of this Second Amended and Restated Indenture (this “Indenture”);

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior unsecured notes, and to provide the terms and conditions upon which such senior unsecured notes are to be authenticated, issued and delivered; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Notes by the Holders, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I;

(b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(c) all accounting terms used but not defined herein have the meanings assigned to them in accordance with GAAP;

(d) unless the context otherwise requires, any reference to an “Article,” a “Section,” a “Schedule” or an “Exhibit” refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of or to this Indenture;

(e) the words “hereby,” “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) a reference to the singular includes the plural and vice versa; and

(g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

“Acceptable Repurchase” has the meaning specified in Section 10.5(f).

“Acceptable Repurchase Mandatory Redemption Price” has the meaning set forth in Section 11.1(d).

“Act” when used with respect to any Holder, has the meaning specified in Section 1.4(a).

“Additional Interest” means the interest, if any, that shall accrue on any amounts payable on the Senior Notes, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate specified or determined as specified in the Senior Notes, in each case to the extent legally enforceable.

“Affiliate” of any specified Person means, with respect to such Person or any of its officers or directors, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or any officer or director of any such other Person or (ii) with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, any natural Person having a relationship by blood, marriage or adoption to any officer or director of the specified Person shall be an “Affiliate” of the specified Person.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the Commonwealth of Virginia are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business, unless with respect to (iii) the offices of nationally recognized corporate trustees are usually and customarily open for business on such day.

“Capital Lease” means lease of (or other agreement conveying the right to use) any real or personal property by a Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Change-of-Control” means (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), including a “group” as defined in Section 1 3(d)(3) of the Exchange Act (but excluding a director or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner of Equity Interests of the Company having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company; (ii) the merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); (iii) the persons who were directors of the Company on the date hereof (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor to the Company; provided, that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; or (iv) Chris Clemente and Greg Benson cease to have at least fifty percent (50%) of the total number of votes that may be cast for the election of any and all directors of the Company.

“Change-of-Control Mandatory Redemption Price” has the meaning set forth in Section 11.1(b).

“Change-of-Control Notice” has the meaning specified in Section 10.5(b).

“Code” means the Internal Revenue Code of 1986 or any successor statute thereto, in each case as amended from time to time.

“Commission” has the meaning specified in Section 7.3(c).

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consent of Holders” means the written consent or approval of Holders of not less than fifty percent (50%) in aggregate principal amount of outstanding Senior Notes.]

“Consolidated Tangible Net Worth” means (i) the consolidated net worth of the Company and its consolidated subsidiaries minus (ii) the consolidated intangibles of the Company and its consolidated subsidiaries including, without limitation, goodwill, trademarks, trade names, copyrights, patents, patent applications, licenses, and rights in any of the foregoing and other items treated as intangibles in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date of this Indenture is located at 11465 Sunset Hills Road, Suite 400, Reston, Virginia 20190.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the types referred to in clauses (i) through (vii).

“Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“EBITDA” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding (a) any gains from the sale, lease, assignment or other transfer for value (each, a “Disposition”) by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Company or any Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof) other than (i) the Disposition of any asset which is to be replaced, and is in fact replaced, within thirty (30) days with another asset performing the same or a similar function, (ii) the sale or lease of inventory in the ordinary course of business and (iii) other Dispositions in any fiscal year the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Disposition net of (A) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (B) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (C) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Disposition (other than the Senior Notes) do not in the aggregate exceed $1,000,000, (b) any extraordinary gains not related to the extinguishment of debt, (c) any gains from discontinued operations and (d) with respect to calculating the Fixed Charge Coverage Ratio in connection with Section 10.5(e)(i), (ii) and (iii) only, the aggregate amount of all other non-cash items reducing net income (including any non-cash charge incurred as a result of a permanent write-down or impairment of an asset) for such period, to the extent deducted in determining such net income (or loss), Interest Expense, income tax expense, depreciation and amortization and non-cash management compensation expense for such period.

“EDGAR” has the meaning specified in Section 7.3(c).

“Equity Interests” means (a) the partnership interests (both common and preferred partnership interests) in a partnership (whether a general or limited partnership), (b) the membership interests in a limited liability company (both common and preferred membership interests) and (c) the shares or stock interest (both common stock and preferred stock) in a corporation.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute thereto, in each case as amended from time to time.

“Fixed Rate Period” shall have the meaning specified in any Senior Notes issued under this Indenture.

“Fixed Charge Coverage Ratio” means, for each period of determination, which period shall be either the four consecutive fiscal quarters or the one fiscal quarter ending on the last day of a particular fiscal quarter as otherwise indicated herein, the ratio of (a) the total for such period of EBITDA minus the sum of (i) the income taxes paid minus carryback refunds received by the Company and each of its Subsidiaries and (ii) all unfinanced expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of any Capital Lease to (b) the sum for such period of (i) cash interest paid by the Company during the period plus (ii) management fees paid in cash.

“GAAP” means United States generally accepted accounting principles, consistently applied, from time to time in effect.

“Holder” means a Person in whose name a Senior Note is registered in the Securities Register.

“Indenture” means this Second Amended and Restated Indenture as originally executed or as it may from time to time be amended or supplemented by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Expense” means consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases) as reflected on the Company’s income statement for the period.

“Interest Payment Date” means March 30, June 30, September 30 and December 30 of each year, commencing on March 30, 2010 during the term of this Indenture.

“Investment Company Act” means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

“Key & Guggenheim Loan Documents” shall mean that certain Subordination and Standstill Agreement by and among Key Bank, N.A., the Company and Holder dated December 23, 2009 as amended from time to time; and (ii) that certain Subordination and Standstill Agreement by and among Guggenheim Corporate Funding, LLC, the Company and Holder dated December 23, 2009, as amended from time to time.

“Leverage Ratio” means at any time, the ratio of Debt of the Company (excluding obligations related to inventory not owned resulting from consolidations required pursuant to Financial Accounting Standards Board Interpretation No. 46 entitled “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51” issued in January 2003 and revised December 2003, as the same may be revised and amended from time to time) at such time to Consolidated Tangible Net Worth (as reported in the Company’s balance sheet contained in the most recent periodic report filed with the Commission).

“LIBOR” has the meaning specified in Schedule A.

“LIBOR Business Day” has the meaning specified in Schedule A.

“LIBOR Determination Date” has the meaning specified in Schedule A.

“Maturity,” when used with respect to the Senior Notes, means the date on which the principal of the Senior Notes or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 5.1(c).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or any Affiliate of the Company.

“Optional Redemption Price” has the meaning set forth in Section 11.1.

“Original Indenture” has the meaning set forth in the recitals.

“Original Issue Date” means the date of original issuance of each Senior Notes or, in the case of the Senior Notes issued in exchange for the Original Notes, the date of such exchange.

“Original Notes” has the meaning set forth in the recitals.

“Paying Agent” means the Trustee, the Company (if the Company is acting as its own Paying Agent), or any Person authorized by the Holders of not less than fifty percent (50%) in aggregate principal amount of outstanding Senior Notes (with notice to the Company and the Trustee) to pay the principal of or any premium or interest on, or other amounts in respect of, the Senior Notes on behalf of the Company. The Company will be the initial Paying Agent under this Indenture.

“Permitted Debt” means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, to the extent such Debt is (i) secured by (or has provisions in the loan documentation of such Debt permitting, upon the occurrence of an “event of default” (as defined in such loan documentation), such Debt to become secured by) real property of the Company or its Subsidiaries or membership interests of Subsidiaries (to the extent such Subsidiaries’ assets primarily consist of real property) of the Company and such Debt is used by the Company or such Subsidiaries for the development of said real property, including the agreed to Debt under the Key & Guggenheim Loan Documents or, (ii) Debt identified in item (i) which the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise, (iii) “working capital” or “revolving” lines of credit of the Company to the extent existing on the Effective Date, including but not limited to that certain line of credit outstanding with Bank of America, N.A. with a current maturity date of December 2018.

“Person” means a legal person, including any individual, corporation, estate, partnership (general or limited), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“Place of Payment” means, with respect to the Senior Notes, the Corporate Trust Office of the Trustee, or upon election of any Holder holding at least $100,000 in Senior Notes, including in any case Stonehenge, at the offices of such Holder designated in such election to the Company (with copy to any Trustee).

“Proceeding” has the meaning specified in Section 12.2(b).

“Redemption Date” means, when used with respect to the Senior Notes to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to the Senior Notes to be redeemed, in whole or in part, the Acceptable Repurchase Mandatory Redemption Price, the Change-of-Control Mandatory Redemption Price or the Optional Redemption Price, as applicable, at which the Senior Notes or portion thereof is to be redeemed as fixed by or pursuant to this Indenture.

“Reference Banks” has the meaning specified in Schedule A.

“Responsible Officer” means, when used with respect to the Trustee, the officer of the Trustee having direct responsibility for the administration of this Indenture.

“Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its common Equity Interests of rights entitling the holders thereof to subscribe for or purchase shares or units of any class or series of Equity Interests in the Company which rights (i) are deemed to be transferred with such Equity Interests and (ii) are also issued in respect of future issuances of such Equity Interests, in each case until the occurrence of a specified event or events.

“Securities Act” means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5(a).

“Senior Note” or “Senior Notes” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture, including the Stonehenge Note. Notwithstanding the foregoing and any provision to the contrary in this Indenture, the Company agrees that the Stonehenge Note, is a valid Senior Note for any and all purposes and is entitled to any and all benefits under the Indenture notwithstanding that the Trustee did not execute the certificate of authentication on or after the date of the Stonehenge Note.

“Stated Maturity” means the Maturity Date as set forth in the Senior Notes.

“Stonehenge” means Stonehenge Funding, LC, the initial Holder of the Senior Note under this Indenture.

“Stonehenge Note” means that Amendment and Restated Senior Note No. 1A, issued and delivered to Stonehenge in the amount of $4,500,000.

“Subsidiary” means a Person more than fifty percent (50%) of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 or any successor statute thereto, in each case as amended from time to time.

Section 1.2 Compliance Certificates.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

(b) Every certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 10.3) shall include:

(i) a statement by each individual signing such certificate that such individual has read such condition or covenant and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements of such individual contained in such certificate are based;

(iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.3 Forms of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of, opinion of or representations by, counsel, unless such officer knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate is based are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, or Officers’ Certificate or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally received in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted.

Section 1.4 Acts of Holder.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by a Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Holder in person or by an agent thereof duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (including any appointment of an agent) is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holder signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c) The ownership of Senior Notes shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Senior Notes shall bind every future Holder of the same Senior Notes and the Holder of every Senior Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Notes.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Senior Note, may do so with regard to all or part of any principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(f) If necessary or otherwise reasonably requested by any Holders, the Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes entitled to join in the giving or making of any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Senior Notes. If any record date is set pursuant to this paragraph, the Holders of Senior Notes on such record date, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and any applicable expiration date with respect to such record date, to be given to the Company in writing and to each Holder of Senior Notes in the manner set forth in Section 1.6.

Section 1.5 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver, Act of Holder, or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by a Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office; or

(b) the Company by the Trustee or a Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190 or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holder; Waiver.

Where this Indenture provides for notice to a Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to the Holder to the address of the Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to a Holder when said notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

Section 1.8 Successors and Assigns.

This Indenture shall be binding upon and shall inure to the benefit of any successor to the Company and the Trustee, including any successor by operation of law. Except in connection with a transaction involving the Company that is permitted under Article VIII and pursuant to which the assignee agrees in writing to perform the Company’s obligations hereunder, the Company shall not assign its obligations hereunder.

Section 1.9 Separability.

If any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 1.10 Benefits of Indenture; Third Party Beneficiaries.

Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the Holders and, solely to the extent set forth herein, the holders of Permitted Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture. To the extent any Holder, including Stonehenge, is otherwise determined not to be a direct beneficiary under this Indenture, such entity shall be a direct third party beneficiary in interest under this Indenture.

Section 1.11 Governing Law.

This Indenture and the rights and obligations of each of the Holder, the Company and the Trustee shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia without reference to its conflict of laws provisions.

Section 1.12 Submission to Jurisdiction.

ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE COMMONWEALTH OF VIRGINIA, IN AND FOR THE COUNTY OF FAIRFAX, OR OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF VIRGINIA. BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE.

Section 1.13 Non-Business Days.

If any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest, premium, if any, or principal or other amounts in respect of such Senior Notes shall not be made on such date, but shall be made on the next succeeding Business Day (and interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.

Section 1.14 Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE II

SENIOR NOTES FORMS

Section 2.1 Form of Senior Notes.

Any Senior Notes issued hereunder will be substantially in the form set forth in Exhibit A hereto.

Section 2.2 Restrictive Legend.

(a) Any Senior Notes issued hereunder shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY IS SUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND

SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A TINDER THE SECURITIES ACT) AND (b) A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), (III) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) ,(IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

(b) The above legends shall not be removed from the Senior Notes unless there is delivered to the Company satisfactory evidence as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Company shall execute and deliver to the Trustee, and the Trustee shall deliver, upon receipt of a Company Order directing it to do so, one or more Senior Notes, as applicable, that do not bear the legend.

Section 2.3 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is the Senior Notes referred to in the within-mentioned Indenture.

Dated:                     ,         .

, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

ARTICLE III

THE SENIOR NOTES

Section 3.1 Payment of Principal and Interest.

(a) The unpaid principal amount of the Senior Notes shall bear interest as described in the Senior Notes. Payments of interest on the Senior Notes shall include interest accrued to but excluding the respective Interest Payment Dates

(b) Interest and Additional Interest on the Senior Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holders in accordance with the Senior Notes, except that interest and any Additional Interest payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Senior Notes or on a Redemption Date shall be paid to the Person to whom principal is paid.

(c) Payment of principal of, premium, if any, and interest on the Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of such Senior Notes shall be made at the Place of Payment upon surrender of such Senior Notes to the Paying Agent and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Company at least ten (10) Business Days prior to the date for payment by the Holder.

(d) Subject to the foregoing provisions of this Section 3.1, the Senior Notes delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Senior Notes shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Senior Notes.

(e) The Senior Notes will rank pari passu with each other (to the extent there is more than one Senior Note issues).

Section 3.2 Registered Form.

The Senior Notes shall be in registered form without coupons.

Section 3.3 Execution, Authentication, Delivery and Dating.

(a) The Company has delivered the initial Senior Note to Stonehenge in the amount of $4,500,000.

(b) At any time and from time to time under this Indenture, the Company may deliver additional Senior Notes but only in connection with any transfer, replacement or exchange of the Stonehenge Note (and any division, supplement or replacement thereof) pursuant to the terms of this Indenture. Any such additional Senior Notes will be executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Notes.

(c) The Senior Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Senior Notes may be manual or facsimile. Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

(d) No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall have delivered such Senior Note to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Senior Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture. Notwithstanding the foregoing and any provision to the contrary in this Indenture, the Company agrees that the Stonehenge Note is valid and binding for any and all purposes and is entitled to any and all benefits under this Indenture notwithstanding that the Trustee did not execute the certificate of authentication on or after the date of the Stonehenge Note.

Section 3.4 Intentionally Deleted.

Section 3.5 Registration, Transfer and Exchange Generally.

(a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the “Securities Register”) in which the registrar and transfer agent with respect to the Senior Notes (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of the Senior Notes and of transfers and exchanges of the Senior Notes. The Trustee shall at all times also be the Securities Registrar. The provisions of Article VI shall apply to the Trustee in its role as Securities Registrar.

(b) Subject to compliance with Section 2.2(b), upon surrender for registration of transfer of any Senior Note at the offices or agencies of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denominations of like tenor and aggregate principal amount.

(c) At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Senior Notes that the Holder making the exchange is entitled to receive.

(d) Any Senior Note issued upon any transfer or exchange of a Senior Note shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Note surrendered upon such transfer or exchange.

(e) Every Senior Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or the Holder’s attorney duly authorized in writing.

(f) No service charge shall be made to a Holder for any transfer or exchange of the Senior Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of the Senior Note.

(g) Neither the Company nor the Trustee shall be required pursuant to the provisions of this Section 3.5: (i) to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of such Senior Note pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except, in the case of any such Senior Note to be redeemed in part, any portion thereof not to be redeemed.

(h) The Company shall designate an office or offices or agency or agencies where the Senior Notes may be surrendered for transfer or exchange. The Company initially designates the Corporate Trust Office as its office and agency for such purposes. The Company shall give prompt written notice to the Trustee and to the Holder of any change in the location of any such office or agency.

(i) The Senior Notes may only be transferred (i) to the company, (ii) to a person whom the seller reasonably believes is (a) a “qualified institutional buyer” (as defined in Rule 144A under The Securities Act) and (b) a “qualified purchaser” (as defined in section 2(a)(51) of the Investment Company Act), (iii) to a person whom the seller reasonably believes is a “qualified purchaser” (as defined in section 2(a)(51) of the Investment Company Act of 1940), (iv) pursuant to an effective registration statement under the Securities Act (that continues to be effective at the time of such transfer) or (iv) pursuant to another available exemption from the registration requirements of the Securities Act.

(j) Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws, the applicable laws of any other jurisdiction, or the Code; provided, that if a certificate is specifically required by the express terms of this Section 3.5 to be delivered to the Trustee or the Securities Registrar by a Holder or transferee of a Senior Notes, the Trustee and the Securities Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Senior Notes.

(a) If any mutilated Senior Note is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and upon receipt thereof the Trustee shall authenticate and deliver in exchange therefor a new Senior Note of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Trustee (i) evidence to its satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by it to save each of the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like tenor and aggregate principal amount as such destroyed, lost or stolen Senior Note, and bearing a number not contemporaneously outstanding.

(c) If any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

(d) Upon the issuance of any new Senior Note under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Senior Note issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to the benefits of the Indenture to the same extent as the replaced mutilated, destroyed, lost or stolen Senior Note.

(f) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Senior Notes.

Section 3.7 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Senior Notes is registered as the owner of such Senior Notes for the purpose of receiving payment of principal of and any interest on such Senior Notes and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.8 Cancellation.

All Senior Notes surrendered for payment, redemption, exchange or transfer, shall if surrendered to any Person other than the Trustee, be delivered to the Trustee, and the Senior Notes surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly canceled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Senior Notes shall be retained or disposed of by the Trustee in accordance with customary practices for corporate trustees and the Trustee shall, if requested, deliver to the Company a certificate of such disposition.

Section 3.9 Agreed Tax Treatment.

The Senior Notes issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Senior Note or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Senior Note, intend and agree to treat such Senior Note as indebtedness of the Company for United States federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of transfer or exchange of the Senior Notes herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) All Senior Notes not previously delivered to the Trustee for cancellation have been delivered to the Trustee for cancellation (other than any Senior Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6);

(b) the Company has paid or caused to be paid all other sums payable hereunder and under the Senior Notes by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, and the obligations of the Trustee Section 10.2(e) shall survive.

Section 4.2 Application of Trust Money.

Subject to the provisions of Section 10.2(c), all money deposited with the Trustee shall be held in trust and applied by the Trustee, in accordance with the provisions of the Senior Notes and this Indenture, to the payment in accordance with Section 3.1, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

ARTICLE V

REMEDIES

Section 5.1 Events of Default.

“Event of Default” means, wherever used herein with respect to the Senior Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Senior Note, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

(b) default in the payment of the principal of or any premium on any Senior Notes at its Maturity; or

(c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Senior Notes not currently in forbearance as expressly agreed in this Indenture and/or the Senior Notes and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by any Holders of at least fifty percent (50%) in aggregate principal amount of outstanding Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (a “Notice of Default”); provided, that any default in the performance or breach of the covenant set forth in Section 10.8 shall constitute an Event of Default immediately upon such default or breach (without any obligation of the Trustee or the Holder to deliver a Notice of Default) and a Holder shall have the immediate right to exercise all remedies granted to a Holder under this Indenture; or

(d) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(e) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company in furtherance of any such action.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of the Senior Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holder).

(b) At any time after such a declaration of acceleration with respect to the Senior Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of not less than fifty (50%) in aggregate principal amount of the outstanding Senior Notes, by written notice to the Trustee, may rescind and annul such declaration and its consequences, including upon any conditions that the Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes may impose in their discretion.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if:

(i) default is made in the payment of any installment of interest (including any Additional Interest) on the Senior Notes when such interest becomes due and payable and such default continues for a period of thirty (30) days; or

(ii) default is made in the payment of the principal of and any premium on the Senior Notes at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable on the Senior Notes for principal and any premium and interest (including any Additional Interest) and, in addition thereto, all amounts owing the Trustee under Section 6.6 and all sums paid or advanced by the Holders hereunder and the reasonable fees, expenses, disbursements and advances of the Holders and their agents and counsel in connection with such default.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes, wherever situated.

(c) If an Event of Default with respect to the Senior Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or similar judicial proceeding relative to the Company (or any other obligor upon the Senior Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized hereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Holders to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6.

Section 5.5 Trustee May Enforce Claim Without Possession of Senior Notes.

All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall after provision for the payment of all the amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to the Senior Notes pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid arid upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and other Persons under Section 6.6;

SECOND: To the payment of the amounts then due and unpaid upon the Senior Notes for principal and any premium and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and any premium and interest (including any Additional Interest), respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto pursuant to the terms hereof.

Section 5.7 Limitation on Suits.

Subject to Section 5.8, the Holders of the Senior Notes shall have no right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(a) the Holders have previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Notes;

(b) the Holders of not less than fifty percent (50%) in aggregate principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding for fifteen (15) days; and

(e) no direction inconsistent with such written request has been given to the Trustee during such fifteen (15)-day period by the Holders.

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Senior Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holder to Receive Principal, Premium, if any, and Interest.

Notwithstanding any other provision in this Indenture, any Holder of a Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, on such Senior Note at its Maturity and payment of interest (including any Additional Interest) on such Senior Note when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or the Holder, then and in every such case the Company, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in Section 3.6(f), no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case maybe.

Section 5.12 Control by Holder.

The Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c) subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, reasonably determine that the proceeding so directed would be unjustly prejudicial to any Holders not joining in any such direction or would involve the Trustee in personal liability.

Section 5.13 Waiver of Past Defaults.

(a) The Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default hereunder and its consequences, except an Event of Default:

(i) in the payment of the principal of, premium, if any, or interest (including any Additional Interest) on any outstanding Senior Note (unless such Event of Default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and premium, if any, on all Senior Notes due otherwise than by acceleration); or

(ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of each Holder of any outstanding Senior Note.

(b) Any such valid waiver shall be deemed to be on behalf of the Holders of all the outstanding Senior Notes.

(c) Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and the Holder of any Senior Notes by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by the Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes, or to any suit instituted by a Holder for the enforcement of the payment of the principal of or premium, if any, on the Senior Notes after the Stated Maturity or any interest (including any Additional Interest) on any Senior Notes after it is due and payable.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.1 Trustee Required.

There shall at all times be a Trustee hereunder with respect to the Senior Notes. The Trustee may in no event be the Company.

Section 6.2 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

(b) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2. To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to the Holders for the Trustee’s good faith reliance on the provisions of this Indenture. The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Company and the Holders to replace such other duties and liabilities of the Trustee.

(d) No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

(i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than fifty percent (50%) in aggregate principal amount of the outstanding Senior Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and

(iii) the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

Section 6.3 Notice of Defaults.

Within ninety (90) days after the occurrence of any default actually known to the Trustee, the Trustee shall give the Holders notice of such default unless such default shall have been cured or waived; provided, that except in the case of a default in the payment of the principal of or any premium or interest on the Senior Notes, the Trustee shall be fully protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 6.3, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.4 Certain Rights of Trustee.

Subject to the provisions of Section 6.2:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Company requesting the Company’s written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Company; provided, that if the Trustee does not receive such instructions from the Company within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

(c) any request or direction of the Company shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(d) the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Company or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holder pursuant to this Indenture, unless the Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustees (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of outstanding Senior Notes as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

(i) except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(j) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (d) or (e) of the definition of Event of Default specified in Section 5.1, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

(k) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Company;

(1) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received written notice thereof from the Company or a Holder; and

(l) in the event that the Trustee is also acting as Paying Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded such Paying Agent or Securities Registrar.

Section 6.5 May Hold Senior Notes.

The Trustee, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Senior Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar or such other agent.

Section 6.6 Compensation; Reimbursement; Indemnity.

(a) The Company agrees:

(i) to pay to the Trustee and the Paying Agent (if other than the Trustee or the Company (or an Affiliate thereof)) from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee or Paying Agent, as applicable, shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Trustee and the Paying Agent (if other than the Trustee or the Company (or an Affiliate thereof)) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Paying Agent, if applicable, in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(iii) to the fullest extent permitted by applicable law, to indemnify the Trustee and the Paying Agent (if other than the Company (or an Affiliate thereof)) (including in its individual capacity) and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to clause (i) or (ii) of this Section 6.6(a)), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee’s or Paying Agent’s duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) To secure the Company’s payment obligations in this Section 6.6, the Company hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Senior Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on the Senior Notes. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(c) The obligations of the Company under this Section 6.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or Paying Agent.

(d) In no event shall the Trustee or Paying Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) In no event shall the Trustee or Paying Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 6.7 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.8.

(b) The Trustee may resign at any time by giving written notice thereof to the Company and the Holders.

(c) Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Company by a Board Resolution. If an Event of Default shall have occurred and be continuing, the Trustee may be removed by Act of the Holders of not less than fifty (50%) in aggregate principal amount of the outstanding Senior Notes, , delivered to the Trustee and to the Company.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Company, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders of not less than fifty (50%) in aggregate principal amount of the outstanding Senior Notes, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If no successor Trustee shall have been so appointed by the Company or the Holders, as applicable, and accepted appointment within sixty (60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 6.8, the Holders of not less than fifty (50%) in aggregate principal amount of the outstanding Senior Notes may, and any resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Company shall give notice to the Holders in the manner provided in Section 1.6 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.8 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 6.8.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article VI.

Section 6.9 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person shall be otherwise eligible under this Article VI.

Section 6.10 Not Responsible for Recitals or Issuance of Senior Notes.

The recitals contained herein and in the Senior Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes. The Trustee shall be not accountable for the use or application by the Company of the Senior Notes or the proceeds thereof

ARTICLE VII

HOLDER’S LISTS AND REPORTS BY COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee (i) promptly at such times as the Company becomes aware that the list of Holders maintained by the Securities Registrar is or is likely to be different that the actual Holders of outstanding Senior Notes or (ii) at such other times that the Trustee may request in writing (within thirty (30) days after the receipt by the Company of any such request) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided that such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

Section 7.2 Preservation of Information, Communications to Holder.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Senior Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) A Holder, by receiving and holding the Senior Notes, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holder made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Company.

(a) The Company shall furnish to the Holder and to prospective purchasers of the Senior Notes, upon their request, the information required to be furnished pursuant to Rule 144A(d)(4) under the Securities Act. The delivery requirement set forth in the preceding sentence may be satisfied by compliance with Section 7.3(b).

(b) The Company shall furnish to each of (i) the Trustee, (ii) the Holder and to subsequent Holders of the Senior Notes, and (iii) any beneficial owner of the Senior Notes reasonably identified to the Company, the financial statements of the Company not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company, or, if applicable, such shorter respective periods as may then be required by the Commission for the filing by the Company of quarterly reports on Form 10-Q and annual reports on Form 10-K.

(c) If the Company intends to file its annual and quarterly information with the Securities and Exchange Commission (the “Commission”) in electronic form pursuant to Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, the Company shall notify the Trustee in the manner prescribed herein of each such annual and quarterly filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the Company of its financial statements to the Trustee in compliance with the provisions of Section 314(a) of the Trust Indenture Act, if applicable. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Trustee pursuant to this Section 7.3(c) shall be solely for purposes of compliance with this Section 7.3(c) and, if applicable, with Section 314(a) of the Trust Indenture Act, and shall not relieve the Company of the requirement to deliver the certificate referred to in Section 7.3(b). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a) if the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on the Senior Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture, comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

Section 8.2 Successor Company Substituted.

(a) Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1 and the execution and delivery to the Trustee of the supplemental indenture described in Section 8.1(a), the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance or transfer, following the execution and delivery of such supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Senior Notes.

(b) In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Senior Notes thereafter to be issued as may be appropriate to reflect such occurrence.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures without Consent of Holder.

Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Senior Notes; or

(b) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

(c) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the other provisions of this Indenture; provided, that such action pursuant to this clause (c) shall not be effected unless the Company has delivered a written notice of such amendment to the Holder at least twenty (20) days prior to the effective date of such amendment; provided, further, that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders; or

(d) to add to the covenants, restrictions or obligations of the Company or to add to the Events of Default; provided, that such action pursuant to this clause (d) shall not adversely affect in any material respect the interests of any Holders; or

(e) to modify, eliminate or add to any provisions of the Indenture or the Senior Notes to such extent as shall be necessary to ensure that the Senior Notes are treated as indebtedness of the Company for United States federal income tax purposes; provided, that such action pursuant to this clause (e) shall not adversely affect in any material respect the interests of any Holders.

Section 9.2 Supplemental Indentures with Consent of all Holders.

(a) Subject to Section 9.1, with the consent of the all Holders of outstanding Senior Notes, by Act of the Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holder.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise. Copies of the final form of each supplemental indenture shall be delivered by the Trustee at the expense of the Company to the Holders promptly after the execution thereof.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and all parties (including the Holders) shall be bound thereby.

ARTICLE X

COVENANTS

Section 10.1 Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holder of any Senior Notes that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture.

Section 10.2 Money for Senior Notes Payments to be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to the Senior Notes, it will, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its failure so to act.

(b) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 A.M., Reston, Virginia time, on each due date of the principal of and any premium or interest (including any Additional Interest) on the Senior Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c) The Company will cause each Paying Agent for the Senior Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.2, that such Paying Agent will (i) comply with the provisions of this Indenture and the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Senior Notes) in the making of any payment in respect of the Senior Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Senior Notes.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Senior Notes and remaining unclaimed for two (2) years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Senior Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the County of Fairfax, Virginia, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.3 Officers’ Certificate.

The Company shall deliver to the Holders and the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate (substantially in the form attached hereto as Exhibit B) covering the preceding calendar year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.4 Calculation of LIBOR Rate.

(a) The Company hereby agrees that for so long as the Senior Notes remains outstanding, LIBOR shall be calculated in respect of each Interest Payment Date in accordance with the terms of Schedule A.

(b) LIBOR shall be calculated by the Holders, with the Consent of the Holders if there is more than one Holder, no event later than 11:00 A.M. (London time) on the Business Day immediately following each LIBOR Determination Date (the interest payment shall be rounded to the nearest cent, with half a cent being rounded upwards) for the related Interest Payment Date. For the sole purpose of calculating the interest rate for the Senior Notes, “Business Day” shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market. Absent manifest error the Holders determination of the LIBOR rates and amounts for any Interest Payment Date will (in the absence of manifest error) be final and binding upon all parties (including all Holders).

Section 10.5 Additional Covenants.

(a) The Company covenants and agrees with the Holders that if an Event of Default shall have occurred and be continuing, it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Equity Interests of the Company, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any preferred Equity Interests of such Subsidiaries or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any Debt of the Company other than Permitted Debt (other than (A) repurchases, redemptions or other acquisitions of Equity Interests of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or Equity Interests purchase plan or in connection with the issuance of Equity Interests in the Company (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (B) as a result of an exchange, conversion reclassification or combination of any class or series of the Company’s Equity Interests (or any Equity Interests in a Subsidiary of the Company) for any class or series of the Company’s Equity Interests or of any class or series of the Company’s indebtedness for any class or series of the Company’s Equity Interests, (C) the purchase of fractional interests in the Equity Interests of the Company pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, Equity Interests or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interest or the Equity Interest issuable upon exercise of such warrants, options or other rights is the same Equity Interest as that on which the dividend is being paid or ranks pan passu with or junior to such Equity Interest).

(b) The Company shall notify in writing, within five (5) Business Days of the occurrence thereof, the Trustee and the Holder of the occurrence of a Change-of-Control (the “Change-of-Control Notice”). Within thirty (30) days of the occurrence of a Change-of-Control, then the Company shall redeem the Senior Notes pursuant to Section 11.1(b).

(c) The Company hereby covenants and agrees that the Company shall maintain, as of the end of each fiscal quarter commencing with the Company’s second fiscal quarter during 2008, a Consolidated Tangible Net Worth (as reported in the Company’s balance sheet contained in the most recent periodic report filed with the Commission) in excess of $35,000,000.

(d) The Company will not permit the Leverage Ratio, as of the end of each fiscal quarter, to be greater than 3.00 to 1.00 commencing with the Company’s second fiscal quarter during 2008.

(e) The Company will not permit the Fixed Charge Coverage Ratio, as of the end of each fiscal quarter commencing with the Company’s second fiscal quarter during 2008, to be less than 0.50 to 1.00.

(f) Until such time as the Company shall (x) have maintained a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0 as of the two (2) immediately preceding fiscal quarters, in each case, for, collectively, such quarter together with the preceding three (3) quarters and (y) be in compliance with all other covenants contained herein, the Company shall not repurchase any Equity Interests of the Company unless in connection with such repurchase of Equity Interests (an “Acceptable Repurchase”) (i) the Company will redeem pursuant to Section 11.l(d) an amount of the Senior Notes having an outstanding principal amount equal to the purchase price of such Equity Interests to be repurchased up to a maximum of Eleven Million Dollars ($11,000,000), and (iii) the redemption, if any, of the Senior Notes shall be consummated and all payments or deposits made with respect thereto shall be made prior to the consummation of the repurchase of any Equity Interests.

(g) The Company covenants and agrees that it shall not issue any Equity Interests of the Company to any Affiliate of the Company which are preferred in any manner to the Company’s shares of Class A common stock.

(h) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions with an Affiliate of the Company on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate.

Section 10.6 Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition contained in Section 10.5 if, before or after the time for such compliance, the Consent of Holders shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect. The Company hereby acknowledges that it is or has been in violation of the covenants set forth in 10.5(c), (d) or (e). The Trustee and the Holders agrees to forbear upon the enforcement of the financial covenants set forth in 10.5(c), (d) or (e) for so long as there is no other Event of Default occurring hereunder.

Section 10.7 Treatment of Senior Notes.

The Company will treat the Senior Notes as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Senior Notes as interest, for all U.S. federal income tax purposes. All payments in respect of the Senior Notes will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its U.S. or non-U.S. status for U.S. federal income tax purposes, or any other applicable form establishing a complete exemption from U.S. withholding tax.

Section 10.8 Limitation on Issuance of Debt.

The Company hereby agrees not to, without the prior written Consent of Holders, issue, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any other Debt unless (a) the Company shall be in compliance with each of the covenants contained in this Indenture after taking into account such issuance, offer, sale, contract to sell, grant, purchase or other disposition and (b) (i) such Debt is Permitted Debt or (ii) such Debt (A) shall be expressly subordinate by its terms to the Senior Notes and the holders of such Debt, at the request of the Holders, shall have executed subordination agreements documenting such in favor of the Holders reasonably satisfactory to the Holders and (B) shall not contain any covenants of the Company which are more restrictive than the covenants contained in this Indenture.

ARTICLE XI

REDEMPTION OF SENIOR NOTES

Section 11.1 Optional Redemption and Mandatory Redemptions.

(a) The Company may, at its option, on any Interest Payment Date redeem the Senior Notes in whole at any time or, subject to the consent of the Holder, in part from time to time, in each case at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof (or of the redeemed portion thereof, as applicable), together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date (the “Optional Redemption Price”).

(b) The Company shall, upon a Change-of-Control, redeem the Senior Notes in whole on a date no more than thirty (30) days after the Change-of-Control, at a Redemption Price equal to one hundred percent (100%) of the outstanding principal amount thereof, together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date (the “Change-of-Control Mandatory Redemption Price”).

(c) The Company shall, in connection with an Acceptable Repurchase, redeem the portion of Senior Notes required to be redeemed pursuant to Section 10.5(f), at a Redemption Price equal to one hundred percent (100%) of the outstanding principal amount of the redeemed portion of the Senior Notes, together with, in the case of any such redemption, any accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date (the “Acceptable Repurchase Mandatory Redemption Price”).

Section 11.2 [Reserved].

Section 11.3 Election to Redeem; Notice to Trustee.

The election of the Company to redeem the Senior Notes, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than ten (10) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of the Senior Notes to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.5. In the case of any redemption of Senior Notes, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Senior Notes or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Senior Notes, if requested by the Trustee, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.4 Selection of Senior Notes to be Redeemed.

(a) If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Trustee from the outstanding Senior Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note that has been or is to be redeemed.

Section 11.5 Notice of Redemption.

(a) Notice of redemption shall be given not later than the tenth (10th) day prior to the Redemption Date to the Holders, in whole or in part.

(b) With respect to Senior Notes to be redeemed, in whole or in part, each notice of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the fifth Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

(iii) if less than all outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the amount of and particular Senior Notes to be redeemed;;

(iv) that on the Redemption Date, the Redemption Price will become due and payable upon the Senior Notes or portion thereof, and that any interest (including any Additional Interest) on the Senior Notes or such portion, as the case may be, shall cease to accrue on and after said date; and

(v) the place where the Senior Notes is to be surrendered for payment of the Redemption Price.

(c) Notice of redemption of the Senior Notes to be redeemed, in whole or in part, at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice.

Section 11.6 Deposit of Redemption Price.

Prior to 10:00 A.M., Reston, Virginia time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.5, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.2) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, the Senior Notes (or portion thereof) that are to be redeemed on that date.

Section 11.7 Payment of Senior Notes Called for Redemption.

(a) If any notice of redemption has been given as provided in Section 11.5, the Senior Notes or portion of the Senior Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of the Senior Notes at a Place of Payment specified in such notice, the Senior Notes or the specified portion thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Upon presentation of the Senior Notes redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Senior Notes, in aggregate principal amount equal to the unredeemed portion of the Senior Notes so presented and having the same Original Issue Date, Stated Maturity and terms.

(c) If a Senior Note is called for redemption and is not so paid upon surrender thereof for redemption, the principal of and any premium on such Senior Note shall, until paid, bear interest from and including the Redemption Date at the rate prescribed therefor in the Senior Note.

ARTICLE XII

SUBORDINATION OF SECURITIES

Section 12.1 Senior Notes Subordinate to Permitted Debt.

The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII, the payment of the principal of and any premium and interest (including any Additional Interest) on the Senior Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Permitted Debt.

Section 12.2 No Payment When Permitted Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc.

(a) In the event of a bankruptcy, insolvency or other proceeding described in clause (d) or (e) of the definition of Event of Default specified in Section 5.1 (each such event, if any, herein sometimes referred to as a “Proceeding”), all Permitted Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of the Senior Notes on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Senior Notes, to the payment of all Permitted Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Senior Notes shall be paid or delivered directly to the holders of Permitted Debt in accordance with the priorities then existing among such holders until all Permitted Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

(b) In the event of any Proceeding, after payment in full of all sums owing with respect to Permitted Debt, the Holder, together with the holders of any obligations of the Company ranking on a parity with the Senior Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and interest (including any Additional Interest) on the Senior Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any Equity Interests or any obligations of the Company ranking junior to the Senior Notes and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character on any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Senior Notes, to the payment of all Permitted Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Permitted Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Permitted Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Permitted Debt remaining unpaid, to the extent necessary to pay all such Permitted Debt (including any interest thereon accruing after the commencement of any Proceeding) in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Permitted Debt is hereby irrevocably authorized to endorse or assign the same.

(c) The Trustee and the Holders, at the expense of the Company, shall take such reasonable action (including the delivery of this Indenture to an agent for any holders of Permitted Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Permitted Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

Section 12.3 Payment Permitted if No Proceeding.

Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Senior Notes (other than any express restrictions with respect to payments under the terms of the Key & Guggenheim Loan Documents) shall prevent (a) the Company, at any time, except during the pendency of any Proceeding referred to in Section 12.2, from making payments at any time of principal of, premium, if any, or interest (including any Additional Interest) on the Senior Notes or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest (including any Additional Interest) on the Senior Notes or the retention of such payment by a Holder, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 12.8) that such payment would have been prohibited by the provisions of this Article XII, except as provided in Section 12.8.

Section 12.4 Subrogation to Rights of Holders of Permitted Debt.

Subject to the payment in full of all amounts due or to become due on all Permitted Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Permitted Debt, the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Permitted Debt pursuant to the provisions of this Article XII (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Permitted Debt of the Company to substantially the same extent as the Senior Notes are subordinated to the Permitted Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Permitted Debt) to the rights of the holders of such Permitted Debt to receive payments and distributions of cash, property and securities applicable to the Permitted Debt until the principal of and any premium and interest (including any Additional Interest) on the Senior Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Permitted Debt of any cash, property or securities to which the Holder or the Trustee would be entitled except for the provisions of this Article XII, and no payments made pursuant to the provisions of this Article XII to the holders of Permitted Debt by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Permitted Debt, and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Permitted Debt.

Section 12.5 Provisions Solely to Define Relative Rights.

The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Permitted Debt on the other hand. Nothing contained in this Article XII or elsewhere in this Indenture or in the Senior Notes is intended to or shall (a) impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and any premium and interest (including any Additional Interest) on the Senior Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Holders and creditors of the Company other than their rights in relation to the holders of Permitted Debt or (c) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XII of the holders of Permitted Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or the Holders.

Section 12.6 Trustee to Effectuate Subordination.

Each Holder of a Senior Note by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XII and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 12.7 No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Permitted Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

(b) Without in any way limiting the generality of paragraph (a) of this Section 12.7, the holders of Permitted Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders to the holders of Permitted Debt, do any one or more of the following, so long as such Permitted Debt shall remain Permitted Debt thereafter: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Permitted Debt, or otherwise amend or supplement in any manner Permitted Debt or any instrument evidencing the same or any agreement under which Permitted Debt is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Permitted Debt, (iii) release any Person liable in any manner for the payment of Permitted Debt and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 12.8 Notice to Trustee.

The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Senior Notes. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Senior Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Permitted Debt or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 12.8 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest (including any Additional Interest) on any Senior Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself or itself to be a holder of Permitted Debt (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Permitted Debt (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Permitted Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Permitted Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.9 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to any Holder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Permitted Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

Section 12.10 Trustee Not Fiduciary for holders of Permitted Debt.

The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Permitted Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Permitted Debt shall be entitled by virtue of this Article XII or otherwise.

Section 12.11 Rights of Trustee as holder of Permitted Debt~ Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Permitted Debt that may at any time be held by it, to the same extent as any other holder of Permitted Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Section 12.12 Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, that Sections 12.8 and 12.11 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Indenture to be duly executed as of the day and year first above written.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

COMSTOCK ASSET MANAGEMENT, L.C., as Trustee

By:
Name:
Title:

Exhibit A

FORM OF SENIOR NOTE

See attached.

Exhibit B

FORM OF

OFFICERS’ CERTIFICATE

PURSUANT TO SECTION 10.3

Pursuant to Section 10.3 of the Second Amended and Restated Indenture, dated as of                     , 2010 (as modified, supplemented or amended from time to time, the “Indenture”) among Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Company”) and Comstock Asset Management, L.C., as Trustee, each of the undersigned hereby certifies that, to the knowledge of the undersigned, the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) for the fiscal period ending on [DATE], [YEAR], [except as follows: SPECIFY EACH SUCH DEFAULT AND THE NATURE AND STATUS THEREOF].

Capitalized terms used herein, and not otherwise defined herein, have the respective meanings assigned thereto in the Indenture.

[signatures page follows]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of [DATE], [YEAR].

By:

Name:

Title:	Chief Financial Officer of
Comstock Homebuilding Companies, Inc.

By:

Name:

Title:	Secretary of
Comstock Homebuilding Companies, Inc.

2

Schedule A

DETERMINATION OF LIBOR

With respect to the Senior Notes, the London interbank offered rate (“LIBOR”) shall be determined by the Holders pursuant to Section 10.4 in accordance with the following provisions (in each case rounded to the nearest .000001%):

(1) On the second LIBOR Business Day (as defined below) prior to an Interest Payment Date occurring after the expiration of the Fixed Rate Period (each such day, a “LIBOR Determination Date”), LIBOR for any given security shall for the following interest payment period equal the rate, as obtained by the Holders from Bloomberg Financial Markets Commodities News, for three (3)-month Eurodollar deposits that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions, as the same may be amended from time to time), or such other page as may replace such Page 3750 (as any such replacement may be amended from time to time), as of 11:00 A.M. (London time) on such LIBOR Determination Date.

(2) If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Holders shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for three (3)-month Eurodollar deposits in an amount determined by the Holders by reference to requests for quotations as of approximately 11:00 A.M. (London time) on the LIBOR Determination Date made by the Holders to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Holders are quoting on the relevant LIBOR Determination Date for three (3)-month Eurodollar deposits in an amount determined by the Holders by reference to the principal London offices of leading banks in the London interbank market; provided, that if the Holders are required but are unable to determine a rate in accordance with at least one of the procedures provided above or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis set forth above (due to changes arising in the interbank Eurocurrency market or otherwise), then the Senior Notes shall not bear interest in respect of LIBOR but shall instead bear interest with reference to a floating rate equal to the Base Rate (as defined below).

(3) As used herein: “Reference Banks” means four (4) major banks in the London interbank market selected by the Holders; “LIBOR Business Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London; the “Base Rate” on any day shall equal the greater of the arithmetic mean of (i) the “prime rate” for dollar denominated loans quoted by leading banks in the City of New York selected by the Holders and (ii) the Federal Funds Rate (as defined below) plus 0.50% per annum; and the “Federal Funds Rate” on any day equals the rate per annum equal to the weighted average (rounded upwards to the nearest 0.00000 1) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.